                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            REPUBLIC SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         Republic Services, Inc. (LOGO)

                                                                   April 1, 2002

Dear Stockholder:

     We invite you to attend the 2002 Annual Meeting of Stockholders of Republic Services, Inc., which we will hold at 2:00 p.m. on Thursday, May 16, 2002 on the 7th Floor of the AutoNation Tower, 110 S.E. 6th Street, Fort Lauderdale, Florida 33301. On the following pages we describe in the formal notice and proxy statement the matters our stockholders will consider at the annual meeting.

     In addition to the specific matters we will request our stockholders to act upon, we will report on our business and provide our stockholders an opportunity to ask questions of general interest.

     Whether or not you plan to attend in person, it is important that you have your shares represented at the annual meeting. PLEASE DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. The board of directors recommends that stockholders vote FOR each of the proposals described in the proxy statement which we will present at the annual meeting. Thank you.

                                     Sincerely,

                                     /s/ Wayne
                                     H. Wayne Huizenga
                                     Chairman of the Board

                         Republic Services, Inc. (LOGO)

                              110 S.E. 6TH STREET
                         FORT LAUDERDALE, FLORIDA 33301

               NOTICE OF THE 2002 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Republic Services, Inc.:

     We will hold the 2002 Annual Meeting of Stockholders of Republic Services, Inc. at 2:00 p.m. on Thursday, May 16, 2002 on the 7th Floor of the AutoNation Tower, 110 S.E. 6th Street, Fort Lauderdale, Florida 33301, for the following purposes:

        (1) To elect directors to a term of office expiring at the annual meeting of stockholders in the year 2003 or until their respective successors are duly elected and qualified;

        (2) To approve and adopt an amendment and restatement of our 1998 Stock Incentive Plan to, among other things, increase the number of shares of our common stock subject to the Plan from 20,000,000 shares to 27,000,000 shares; and

        (3) To transact such other business as may properly come before the annual meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 26, 2002 are entitled to notice of and to vote at the annual meeting or any adjournment of the annual meeting.

     We cordially invite you to attend the annual meeting in person. EVEN IF YOU PLAN TO ATTEND IN PERSON, WE REQUEST THAT YOU DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. You may revoke your proxy at any time before its use.

                                              By Order of the Board of
                                              Directors,

                                              /s/ David A. Barclay
                                              David A. Barclay
                                              Senior Vice President,
                                              General Counsel and Assistant
                                              Secretary

Fort Lauderdale, Florida
April 1, 2002

             PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT
              PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                            REPUBLIC SERVICES, INC.
                              110 S.E. 6th Street
                         Fort Lauderdale, Florida 33301

                                PROXY STATEMENT

     We furnish this proxy statement in connection with the solicitation of proxies by our board of directors for use at our 2002 Annual Meeting of Stockholders, or any postponement or adjournment of the meeting. We will hold the annual meeting at 2:00 p.m. on Thursday, May 16, 2002 on the 7th Floor of the AutoNation Tower, 110 S.E. 6th Street, Fort Lauderdale, Florida 33301.

     We mailed this proxy statement, the notice of annual meeting, the proxy card and our annual report to our stockholders on or about April 1, 2002.

RECORD DATE

     Only stockholders of record at the close of business on March 26, 2002 may vote at the annual meeting.

SHARES OUTSTANDING AND VOTING RIGHTS

     The only voting stock of our company currently outstanding is our common stock. As of the close of business on March 26, 2002, there were 167,040,469 shares of common stock outstanding. Each share of common stock issued and outstanding is entitled to one vote on each of the matters properly presented at the annual meeting.

PROXY PROCEDURE

     Proxies properly executed and returned in a timely manner will be voted at the annual meeting according to the voting instructions noted on the proxies. Proxies without voting instructions will be voted to elect the individuals nominated as directors in this proxy statement, for the proposals set forth in the notice of annual meeting, and in the best judgment of the persons acting under the proxies on other matters presented for a vote. Any stockholder giving a proxy has the power, at any time before it is voted, to revoke it in person at the annual meeting, by written notice to the secretary of our company at the address above, or by delivery to the secretary of our company of a later-dated proxy.

     The inspector of elections appointed for the meeting will tabulate the votes cast by proxy or in person at the annual meeting. The inspector will count these votes in determining whether or not a quorum is present. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker shares, which are shares held in street name, that are voted as to any matter at the meeting will be included in determining the number of shares present or represented at the annual meeting. Broker shares that are not voted on any matter at the annual meeting will not be included in determining the number of shares present or represented at the annual meeting.

VOTING REQUIREMENTS

     Each director will be elected by the affirmative vote of a plurality of the votes cast by the shares of common stock present at the annual meeting, in person or by proxy, and entitled to vote on the election of directors. The affirmative vote of the holders of a majority of our common stock present at the annual meeting, in person or by proxy, and entitled to vote, is required (a) to approve and adopt the amendment and restatement of our 1998 Stock Incentive Plan and (b) to approve any other matter duly brought to a vote at the annual meeting.

     Broker shares that are not voted on a particular proposal at the annual meeting will have no effect on that matter. Abstentions from voting on a particular proposal will have the effect of votes against the particular proposal.

COSTS OF SOLICITATION

     Our board of directors will solicit proxies by mail. Our directors, officers and a small number of other employees of our company may also solicit proxies personally or by mail, telephone, or otherwise. We will not compensate these persons for their solicitation. We will request brokerage firms, banks, fiduciaries, voting trustees or other nominees to forward the soliciting material to each beneficial owner of stock held of record by them. We have hired Georgeson Shareholder to coordinate the solicitation of proxies by and through these holders for a fee of approximately $8,500 plus expenses. We will bear the entire cost of the solicitation.

             BIOGRAPHICAL INFORMATION REGARDING DIRECTORS/NOMINEES
                             AND EXECUTIVE OFFICERS

DIRECTORS

     We provide below biographical information for each person who is a nominee for election as a director of our company at the annual meeting.

     H. WAYNE HUIZENGA, age 64, was named Chairman of the board of directors in May 1998. He also served as our Chief Executive Officer from May 1998 until December 1998. Mr. Huizenga has also served as Chairman of the board of directors of AutoNation, Inc. (formerly known as Republic Industries, Inc.), which owns the nation's largest chain of franchised automotive dealerships, since August 1995. From August 1995 to September 1999, Mr. Huizenga served as Chief Executive Officer or Co-Chief Executive Officer of AutoNation. Since September 1996, Mr. Huizenga has served as Chairman of the board of directors of Boca Resorts, Inc. (formerly known as Florida Panthers Holdings, Inc.), an owner and operator of luxury resort hotels. Since January 1995, Mr. Huizenga has served as the Chairman of the board of directors of Extended Stay America, Inc., an operator of extended stay lodging facilities. Since June 1998, Mr. Huizenga has served as a director of NationsRent, Inc., a national equipment rental company that markets products and services primarily to a broad range of construction and industrial customers. Since June 2000, Mr. Huizenga has served as a director of ANC Rental Corporation, which owns and operates Alamo Rent-A-Car, National Car Rental and CarTemps USA. Since May 2000, Mr. Huizenga has been Vice Chairman of the board of directors of Zixit Corporation, which develops and markets products and services that enhance privacy, security and convenience over the internet. From September 1994 until October 1995, Mr. Huizenga served as the Vice Chairman of Viacom Inc., a diversified entertainment and communications company. During this period, Mr. Huizenga also served as the Chairman of the board of directors of Blockbuster Entertainment Group, a division of Viacom. From April 1987 through

September 1995, Mr. Huizenga served as the Chairman of the board of directors and Chief Executive Officer of Blockbuster, during which time he helped build Blockbuster from a 19-store chain into the world's largest video rental company. In September 1994, Blockbuster merged into Viacom. In 1971, Mr. Huizenga co-founded Waste Management, Inc., which he helped build into the world's largest integrated solid waste services company, and he served in various capacities, including President, Chief Operating Officer and director, from its inception until 1984. Mr. Huizenga also owns the Miami Dolphins and Pro Player Stadium in South Florida.

     HARRIS W. HUDSON, age 59, was named Vice Chairman, Secretary and a director in May 1998. Mr. Hudson has served as a director of AutoNation since August 1995 and as Vice Chairman of AutoNation since October 1996. He served as Chairman of AutoNation's Solid Waste Group from October 1996 until July 1998. From August 1995 until October 1996, Mr. Hudson served as President of AutoNation. From 1983 until 1995, Mr. Hudson served as Chairman of the board of directors, Chief Executive Officer and President of Hudson Management, a solid waste collection company that he founded, which AutoNation acquired in August 1995. From 1964 to 1982, Mr. Hudson served as Vice President of Waste Management of Florida, Inc., a subsidiary of Waste Management, and its predecessor. Mr. Hudson also serves as a director of Boca Resorts, Inc.

     JAMES E. O'CONNOR, age 52, was named Chief Executive Officer and a director in December 1998. From 1972 to 1978 and from 1982 to 1998, Mr. O'Connor served in various positions with Waste Management, including Senior Vice President from 1997 to 1998, Area President of Waste Management of Florida, Inc. from 1992 to 1997, Senior Vice President of Waste Management -- North America from 1991 to 1992 and Vice President -- Southeastern Region from 1987 to 1991.

     JOHN W. CROGHAN, age 71, was named a director in July 1998. Mr. Croghan was President and General Partner of Lincoln Partners, a partnership of Lincoln Capital Management Inc. He was a founder and, through 1997, the Chairman of Lincoln Capital Management, an investment management firm. He is a director of Schwarz Paper Company and the Chicago Mercantile Exchange.

     RAMON A. RODRIGUEZ, age 56, was named a director in March 1999. Mr. Rodriguez has served as President and Chief Executive Officer of Madsen, Sapp, Mena, Rodriguez & Co., P.A., a certified public accounting firm, since 1971. He is also a member of the board of directors of DME Corporation and of Swantech, LLC.

     ALLAN C. SORENSEN, age 63, was named a director in November 1998. Mr. Sorensen is a co-founder and Vice Chairman of the board of directors of Interim Health Care, Inc., which Interim Services, Inc., now known as Spherion, spun-off in October 1997. Prior to that, Mr. Sorensen served as a director and in various capacities including President, Chief Executive Officer and Chairman of Interim Services from 1967 to 1997. He was a member of the board of directors of H&R Block, Inc. from 1979 until 1993 when Interim Services was spun off in an initial public offering.

     Mr. Hudson is married to Mr. Huizenga's sister. Otherwise, there is no family relationship between any of our directors.

EXECUTIVE OFFICERS

     We provide below biographical information for each of our executive officers who is not a nominee for director.

     TOD C. HOLMES, age 53, was named Senior Vice President and Chief Financial Officer in August 1998. Mr. Holmes served as our Vice President -- Finance from June 1998 until August 1998 and as Vice President of Finance of AutoNation's Solid Waste Group from January 1998 until July 1998. From 1987 to 1998, Mr. Holmes served in various positions with Browning-Ferris Industries, Inc., including Vice President, Investor Relations from 1996 to 1998, Divisional Vice President, Collection Operations from 1995 to 1996, Divisional Vice President and Regional Controller -- Northern Region from 1993 to 1995, and Divisional Vice President and Assistant Corporate Controller from 1991 to 1993.

     DAVID A. BARCLAY, age 39, was named Senior Vice President, General Counsel and Assistant Secretary in August 1998. Mr. Barclay served as Senior Vice President and General Counsel of AutoNation's Solid Waste Group from March 1998 until July 1998. Prior to that, from January 1997 to February 1998, Mr. Barclay was Vice President and Associate General Counsel of AutoNation. From June 1995 to January 1997, Mr. Barclay was Vice President, General Counsel and Secretary of Discovery Zone, Inc. Discovery Zone filed a voluntary petition under the federal bankruptcy laws in March 1996. Mr. Barclay served in various positions with Blockbuster, including Senior Corporate Counsel from 1993 to 1995 and Corporate Counsel from 1991 to 1993. Prior to joining Blockbuster, Mr. Barclay was an attorney in private practice in Miami, Florida.

     MICHAEL J. CORDESMAN, age 54, was named Vice President and Chief Operating Officer in March 2002. Mr. Cordesman was named our Eastern Region Vice President in June 2001 and continues to serve in that capacity. From 1999 to 2001, Mr. Cordesman served as Vice President of the Central Region for Superior Services, Inc. From 1980 until 1999, Mr. Cordesman served in various positions with Waste Management including Vice President of the Mid-Atlantic Region from 1992 until 1999.

                               BOARD OF DIRECTORS

     The board of directors develops our business strategy, establishes our overall policies and standards, and reviews the performance of management in executing our business strategy and implementing our policies and standards. We keep directors informed of our operations at meetings and through reports and analyses presented to the board of directors and committees of the board. Significant communications between the directors and management also occur apart from meetings of the board of directors and committees of the board.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors held five meetings and took one action by unanimous written consent during 2001. Each incumbent director attended at least 80% of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which he served.

     The board of directors has established three committees: the executive committee, the audit and nominating committee and the compensation committee.

     The executive committee consists of Messrs. Huizenga, Hudson and O'Connor. The executive committee has full authority to exercise all the powers of the board of directors between meetings of the board of directors, except as reserved by the board of directors.

     The executive committee does not have the power to elect or remove executive officers, approve a merger of our company, recommend a sale of substantially all of our assets, recommend a dissolution of our company, amend our certificate of incorporation or by-laws, declare dividends on our outstanding securities, or, except as authorized by the board of directors, issue any common stock or preferred stock. The board of directors has given the executive committee authority to approve acquisitions, borrowings, guarantees or other transactions not involving more than $100 million in cash, securities or other consideration. The executive committee is also charged with corporate compliance matters. The executive committee took 24 actions by unanimous written consent during 2001.

     The audit and nominating committee consists of Messrs. Croghan, Rodriguez and Sorensen. The audit and nominating committee has the power to oversee the retention, performance and compensation of the independent public accountants for our company, and establish and oversee such systems of internal accounting and auditing control as it deems appropriate. The audit and nominating committee also is responsible for soliciting recommendations for candidates for the board of directors, developing and reviewing background information for such candidates, and making recommendations to the board of directors with respect to candidates for directors proposed by shareholders. The audit and nominating committee will consider nominations from stockholders that are entitled to vote for the election of directors. See "Stockholder Proposals" on page 30 for more information. The audit and nominating committee held five meetings during 2001.

     The audit and nominating committee operates under a written charter adopted by the board of directors. The three members of the audit and nominating committee are independent as that term is defined in the listing standards of the New York Stock Exchange.

     The compensation committee consists of Messrs. Sorensen, Croghan and Rodriguez. The compensation committee reviews our company's compensation philosophy and programs, exercises authority with respect to the payment of salaries and incentive compensation to directors who are not members of the compensation committee and to executive officers, and administers our company's stock incentive plan. The compensation committee held five meetings during 2001.

                             EXECUTIVE COMPENSATION

     The following statement made by the compensation committee of the board of directors of Republic Services, Inc. shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under either of these acts.

EXECUTIVE COMPENSATION POLICIES

     The compensation committee of the board of directors is responsible for reviewing and approving executive compensation, including base salaries, bonuses, awards of stock options and awards under the company's long-term incentive plan. The compensation committee currently consists of Mr. Sorensen, the Chairman of the committee, and Messrs. Croghan and Rodriguez, each of whom is a non-employee director of our company.

     Our executive compensation packages are designed to attract, motivate and retain executive talent. In determining the compensation of our executive officers, the committee takes into account factors which it considers relevant. These factors include individual management performance during the year, consideration of industry trends and business conditions in general, as well as market compensation for executives of comparable background and experience.

     During 2000, the committee engaged a compensation consulting firm to conduct a comprehensive review of executive compensation. This review was undertaken to determine whether the compensation packages afforded to our executive officers were competitive and/or complete when compared with similarly situated companies.

     The consulting firm was asked to review the current compensation packages for the company's top 25 officers and compare them with packages offered to officers at a targeted universe of peer group companies. The process of analyzing and selecting peer group companies included consideration of other companies within the waste industry and companies that exhibited similar characteristics to those of our company (i.e., service businesses, emphasis on logistics, size of employee workforce and financial similarities). The analysis and development of findings took the consulting firm several weeks and entailed regular status review meetings with the committee. Ultimately, the consulting firm provided the committee with its findings and analysis, which were taken into account in determining the committee's policies and bases for compensating the company's executive officers and its chief executive officer.

     The general structure of each executive compensation package remains primarily weighted toward incentive forms of compensation so that an executive officer's interests are aligned with the interests of the company's stockholders. Based on recommendations from the compensation consulting firm, the committee adopted the following changes to the components of its executive compensation packages:

        1. Salary. The company's executive officers received salary increases to be effective as of January 1, 2001, with an additional adjustment to be made as of January 1, 2002. These increases are designed to place base compensation for the company's executive officers in a more competitive range with its peer group companies.

        2. Annual Bonus Program. The annual bonus program is part of the cash compensation package available to our executive officers. For 2001, our executive officers were eligible to receive bonuses based upon achieving predetermined levels of

     (a) earnings per share and (b) free cash flow. Free cash flow is considered to be our (i) net income, plus (ii) depreciation, amortization and depletion, less (iii) capital expenditures, less (iv) working capital consumed. The award percentage for officers was increased over a two-year period commencing in 2000. During 2001, only the predetermined level of free cash flow was achieved and our executive officers were granted bonuses accordingly.

        3. Stock Options. The annual grants under the company's stock option program in comparison to the peer group were considered more heavily weighted relative to the overall compensation package given to the company's executive officers and were reduced accordingly for 2000 and subsequent years.

        During 2001, options to purchase 140,000 shares of our common stock, at an exercise price of $14.55 per share, were granted to our executive officers under our 1998 Stock Incentive Plan. The exercise price of these options is based on the closing price of our common stock on the date of grant. These options vest at the rate of 25% per year in each of the four years following the date of grant and expire on January 30, 2011.

        4. Long-Term Incentive Plan. To provide better balance in total compensation, the committee implemented a new long-term incentive plan effective January 1, 2001. While the long-term incentive plan compensates for the reduction in options granted under the company's stock option program, it is primarily intended to be a retention tool that also serves to align management's interests with those of the company's stockholders over an extended period of time. The long-term incentive plan is a three-year rolling plan based on performance periods of three calendar years each. A new performance period begins on January 1 of each year, starting in 2001, and payouts with respect to each performance period are scheduled following the end of the applicable period. The payouts are based upon achieving predetermined levels of (a) cash value creation, which we define as net income plus after-tax interest expense plus depreciation, depletion and amortization less capital charges (net average assets multiplied by our targeted weighted average cost of capital), and (b) return on invested capital. The committee believes using these variables serves to align management's interests with the company's stockholders. The committee also believes these variables tie long-term compensation more directly to actual executive performance rather than measures based upon the vagaries of the stock market.

        During 2001, we made awards to our executive officers in the aggregate amount of $840,000 in estimated future payouts under the long-term incentive plan. Our company, however, did not achieve the predetermined levels that the board of directors set for 2001 and, as a result, there will be no long-term incentive plan payouts with respect to the 2001 year following the end of the 2001-2003 performance period.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     In determining the 2001 compensation paid to Mr. O'Connor, our Chief Executive Officer, the committee took into account his abilities, business experience and performance during the 2000 fiscal year. The committee's assessment of Mr. O'Connor's performance included expanding our business, continuing to integrate acquired businesses, increasing profitability and maximizing stockholder value. During 2001, Mr. O'Connor received a salary of $650,000 and a bonus of $195,000. Mr. O'Connor also received options to purchase 60,000 shares of our common stock at an exercise price of $14.55 per share and a target long-term incentive plan award in the amount of $400,000. The committee believes that tying

Mr. O'Connor's remuneration to the objectives described above, including the performance of our common stock, will enhance our company's long-term performance and stability by providing Mr. O'Connor with an incentive to meet these objectives.

COMPENSATION DEDUCTION LIMITATION

     Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to named executive officers. Except with respect to certain awards made under the long-term incentive plan, which we have not yet submitted to our stockholders for approval, the committee currently believes that the company should be able to continue to manage its executive compensation program for named executive officers so as to preserve the related federal income tax deductions.

SUMMARY

     The committee believes that the company's executive compensation policies and programs serve the interests of the stockholders and the company effectively. The committee believes that the compensation packages provided to our named executive officers provide motivation for executives to contribute to the company's overall success and enhance stockholder value. The committee will continue to monitor the effectiveness of the company's compensation programs and will recommend changes, when appropriate, to meet the company's needs.

                                              Compensation Committee:
                                              Allan C. Sorensen, Chairman
                                              John W. Croghan
                                              Ramon A. Rodriguez

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Sorensen, Croghan and Rodriguez served as members of the compensation committee throughout 2001. No member of the compensation committee was an officer or employee of our company during the prior year or was formerly an officer of our company. During the year ended December 31, 2001, none of our executive officers served on the compensation committee of any other entity, any of whose directors or executive officers served either on our board of directors or on our compensation committee.

PERFORMANCE GRAPH

     The following performance graph compares the performance of our common stock to the New York Stock Exchange Composite Index and to an index of peer companies we selected. The peer group consists of Allied Waste Industries, Inc. and Waste Management, Inc. The graph covers the period from July 1, 1998, the date of our initial public offering, to December 31, 2001. The graph assumes that the value of the investment in our common stock and in each index was $100 at July 1, 1998 and that all dividends were reinvested.

                            CUMULATIVE TOTAL RETURN
              BASED ON INITIAL INVESTMENT OF $100 ON JULY 1, 1998

                              (PERFORMANCE GRAPH)

-----------------------------------------------------------------------------------------------
                               7/1/98       12/31/98      12/31/99      12/31/00      12/31/01
-----------------------------------------------------------------------------------------------
  Republic Services, Inc.       100           72.30         55.88         67.40         78.31
  NYSE Composite Index          100          102.95        112.37        113.50        101.91
  Peer Group                    100           94.09         36.79         59.49         67.30

COMPENSATION OF EXECUTIVES

     The following tables set forth compensation information regarding our Chief Executive Officer and our other three most highly compensated executive officers during the year ended December 31, 2001:

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                               ANNUAL COMPENSATION            ------------
                                      -------------------------------------    SECURITIES
                                                             OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR    SALARY     BONUS     COMPENSATION(1)    OPTIONS(2)    COMPENSATION(3)
---------------------------    ----   --------   --------   ---------------   ------------   ---------------
James E. O'Connor............  2001   $647,533   $195,000      $     --          60,000          $10,054
  (Chief Executive Officer     2000    501,829    153,000            --              --            3,400
  and Director)                1999    440,000         --            --         200,000            3,200

Harris W. Hudson.............  2001    500,324         --       179,414(4)           --               --
  (Vice Chairman               2000    501,040         --       313,432(4)           --               --
  and Secretary)               1999    484,615         --       189,327(4)      775,000               --

Tod C. Holmes................  2001    313,780     63,000            --          40,000            5,727
  (Senior Vice President and   2000    275,384     56,000            --              --            3,400
  Chief Financial Officer)     1999    242,308         --        45,852(5)      160,000            3,200

David A. Barclay.............  2001    258,431     45,500            --          40,000            3,400
  (Senior Vice President and   2000    219,900     39,375            --              --            3,400
  General Counsel)             1999    200,000         --            --         160,382            3,200

-------------------------

(1) Except as otherwise disclosed, the aggregate total value of perquisites, other personal benefits, securities or property or other annual compensation did not equal or exceed the lesser of $50,000 or ten percent of the annual salary and bonus for any person named in the table during 1999, 2000 or 2001.
(2) The options listed in this column for 1999 include options to acquire 50,000 and 50,382 shares of our common stock which were issued to Messrs. Holmes and Barclay, respectively, in substitute of options previously granted to them to acquire shares of AutoNation common stock.
(3) "All Other Compensation" includes the following amounts: (a) for the fiscal year ended December 31, 2001, the company's matching contributions under our 401(k) plan and supplemental savings plans as follows: Mr. O'Connor, $10,054; Mr. Holmes, $5,727; and Mr. Barclay, $3,400; (b) for the fiscal year ended December 31, 2000, the company's matching contributions under our 401(k) plan and supplemental savings plans as follows: Mr. O'Connor, $3,400; Mr. Holmes, $3,400; and Mr. Barclay, $3,400; and (c) for the fiscal year ended December 31, 1999, the company's matching contributions under our 401(k) plan and supplemental savings plans as follows: Mr. O'Connor, $3,200; Mr. Holmes, $3,200; and Mr. Barclay, $3,200.
(4) Amounts reflect payments made on behalf of Mr. Hudson for aircraft use, which were included in his Form W-2s as compensation.
(5) Amount reflects payments of certain relocation expenses for Mr. Holmes.

                 OPTION GRANTS IN YEAR ENDED DECEMBER 31, 2001

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                                ANNUAL RATES
                                                    PERCENTAGE                                 OF STOCK PRICE
                                                 OF TOTAL OPTIONS                               APPRECIATION
                          NUMBER OF SECURITIES      GRANTED TO                               FOR OPTION TERM(4)
                               UNDERLYING          EMPLOYEES IN     EXERCISE   EXPIRATION   ---------------------
                           OPTIONS GRANTED(1)      FISCAL YEAR      PRICE(2)    DATE(3)        5%         10%
                          --------------------   ----------------   --------   ----------   --------   ----------
James E. O'Connor.......         60,000                 2.7%         $14.55    01/30/2011   $549,000   $1,391,400
Harris W. Hudson........             --                  --              --            --         --           --
Tod C. Holmes...........         40,000                 1.8           14.55    01/30/2011    366,000      927,600
David A. Barclay........         40,000                 1.8           14.55    01/30/2011    366,000      927,600

-------------------------

(1) The options granted to the named executive officers become exercisable for 25% of the shares of common stock covered by such options on each of the first four successive anniversary dates of the date of grant.
(2) The exercise price for the options listed in the table was the fair market value on the date of grant. The exercise price may be paid in cash, in shares of common stock valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the optionee provides instructions to a brokerage firm to sell the purchased shares and to remit to the company, out of the sale proceeds, an amount equal to the exercise price plus all required withholding taxes and other deductions.
(3) The options listed in the table expire 10 years from the date of grant. An earlier expiration date may apply in the event of the optionee's termination of employment, retirement, death or disability.
(4) These columns show the gains executives could realize if our company's stock appreciates at a 5% or 10% rate over the ten-year term of the option. These growth rates are arbitrary assumptions specified by the Securities and Exchange Commission and are not the company's predictions.

                             YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT               IN-THE-MONEY OPTIONS
                                                              DECEMBER 31, 2001           DECEMBER 31, 2001(1)
                            SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
                              ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                            ---------------   --------   -----------   -------------   -----------   -------------
James E. O'Connor.........         --            --        303,125        206,875      $  934,461     $  961,614
Harris W. Hudson..........         --            --        387,500        387,500       1,004,000      1,004,000
Tod C. Holmes.............         --            --         92,500        107,500         373,788        528,838
David A. Barclay..........         --            --         99,037        101,345         389,934        513,635

-------------------------

(1) The value of in-the-money options was calculated by determining the difference between the closing price of a share of our common stock as reported on the New York Stock Exchange composite tape on December 31, 2001 and the exercise price of the options.

                          LONG-TERM INCENTIVE PLAN --
                     AWARDS IN YEAR ENDED DECEMBER 31, 2001

                                                                            ESTIMATED FUTURE PAYOUTS UNDER
                                                      PERFORMANCE OR        NON-STOCK PRICE-BASED PLANS(1)
                                                    OTHER PERIOD UNTIL      -------------------------------
                                                 MATURATION OR PAYOUT (2)   THRESHOLD    TARGET    MAXIMUM
                                                 ------------------------   ---------   --------   --------
James E. O'Connor..............................    1/1/01 -- 12/31/03       $100,000    $400,000   $600,000
Tod C. Holmes..................................    1/1/01 -- 12/31/03         67,500     270,000    405,000
David A. Barclay...............................    1/1/01 -- 12/31/03         42,500     170,000    255,000

-------------------------

(1) See "Long-Term Incentive Plan" on page 15 for a general description of the criteria to be applied in determining the amounts payable.
(2) During 2001, our company did not achieve the predetermined levels for payouts for that year.

COMPENSATION OF DIRECTORS

     We pay each of our non-employee directors -- Messrs. Croghan, Rodriguez and Sorensen -- $25,000 per year, and $1,000 for each board or committee meeting that he attends. In addition, under our 1998 Stock Incentive Plan, we make an initial grant to each of our non-employees directors of non-qualified stock options to purchase 50,000 shares of our common stock when he or she is elected to the board of directors and annual grants to purchase 10,000 shares of our common stock. These options are immediately exercisable. As of March 26, 2002, we have granted options to purchase 260,000 shares of our common stock to our non-employee directors. We also reimburse our non-employee directors for reasonable expenses incurred for attending board of director and committee meetings. We have not adopted any other policies regarding directors' compensation and benefits.

     We compensate Mr. Huizenga, our Chairman, separate from our executive officers and non-employee directors. We granted Mr. Huizenga options to purchase 800,000 shares of our common stock in 1999 and have granted him options to purchase 200,000 shares of our common stock with respect to each year since 1999. The annual grant of options to Mr. Huizenga for 2000 was made in October 1999 along with the annual grant of options to all employees for 2000. These options become exercisable for 25% of the shares of common stock covered by such options on each of the first four successive anniversary dates of the date of grant. As of March 26, 2002, we have granted options to purchase 1,400,000 shares of our common stock to Mr. Huizenga.

EMPLOYMENT AGREEMENTS

     James E. O'Connor. We entered into a three year employment agreement with James E. O'Connor to serve as our President and Chief Executive Officer, effective as of October 25, 2000. The agreement will continue in effect on a "rolling" three year basis, meaning that at any time during the agreement, three years will remain in the term of the agreement. The agreement provides that Mr. O'Connor will continue his service on our board of directors and that Mr. O'Connor will be nominated for election to our board of directors at each annual meeting of stockholders during the term of the agreement. The agreement provides that Mr. O'Connor will receive annual base salary of $510,000 for our 2000 fiscal year, $650,000 for our 2001 fiscal year and $790,000 for our 2002 fiscal year. Mr. O'Connor's salary for any year after our 2002 fiscal year will be $790,000 unless our board of directors expressly provides otherwise. Mr. O'Connor's annual salary may be increased at any time at the discretion of our board of directors to reflect merit or for other increases.

     In addition to his base salary, Mr. O'Connor is eligible for an annual bonus of up to 60% of his annual base salary during the 2000 and 2001 fiscal years and for an annual bonus of up to 70% of his annual base salary during the 2002 fiscal year and thereafter, through the term of the agreement. Mr. O'Connor's annual bonus is based on the achievement of corporate goals and objectives established by our board of directors or an appropriate committee of the board of directors. Under the agreement, Mr. O'Connor is entitled to participate in our stock option plans and other employee compensation programs that we may establish. Mr. O'Connor also is entitled to health, life and disability insurance and he may participate in other benefit programs that we may establish.

     Under the agreement, we may terminate Mr. O'Connor at any time with or without "cause" and Mr. O'Connor may at any time terminate his employment with or without "good reason," in each case as defined in the agreement. If we terminate Mr. O'Connor without cause or if Mr. O'Connor terminates his employment with good reason, then Mr. O'Connor will be entitled to the following as severance payments:

     - Mr. O'Connor will continue to receive his salary through the date of termination and afterwards for three years from the date of termination,

     - Mr. O'Connor will continue to receive his health benefits for a period ending no later than the third anniversary of the date of termination,

     - all of Mr. O'Connor's stock options or other stock grants will immediately vest in full and remain exercisable until the earlier of their expiration or three years from the date of termination,

     - all incentive cash grants shall immediately vest and be payable to Mr. O'Connor as if all targets and conditions had been met, except where a specific service is required of Mr. O'Connor for a specific period of time, in which case the incentive cash grant will be payable on a pro rata basis, and

     - Mr. O'Connor will be paid the balance of all amounts credited to his deferred compensation account.

     Upon a change of control, as defined in the agreement, if, within two years after the change of control, Mr. O'Connor's employment is terminated by us without cause or if Mr. O'Connor terminates his employment with good reason, then we are required to pay Mr. O'Connor:

     - the severance payments described above, paid in a single lump sum, and

     - three times the maximum annual bonus that Mr. O'Connor would have been eligible to receive in the fiscal year when the termination occurred, paid in a single lump sum.

     Under the agreement, Mr. O'Connor is subject to confidentiality obligations, as well as non-compete and non-solicitation covenants, for a three year period following the termination of his employment.

     Any successor to our company will be required to assume and perform all of our covenants, agreements and obligations under the agreement.

     Tod C. Holmes. We entered into a two year employment agreement with Tod C. Holmes to serve as our Senior Vice President and Chief Financial Officer, effective as of October 25, 2000. The agreement will continue in effect on a rolling two year basis. The agreement provides that Mr. Holmes will receive an annual base salary of $280,000 for our 2000 fiscal year, $315,000 for our 2001 fiscal year and $350,000 for our 2002 fiscal year. Mr. Holmes' salary for any year after our 2002 fiscal year will be $350,000 unless our board of directors expressly provides otherwise. Mr. Holmes' annual salary may be increased at any time at the discretion of our board of directors to reflect merit or for other increases.

     In addition to his base salary, Mr. Holmes is eligible for an annual bonus of up to 40% of his annual base salary during the 2000 and 2001 fiscal years and for an annual bonus of up to 50% of his annual base salary during the 2002 fiscal year and thereafter, through the term of the agreement. Mr. Holmes' annual bonus is based on the achievement of corporate goals and objectives established by our board of directors or an appropriate committee of the board of directors. Under the agreement, Mr. Holmes is entitled to participate in our stock option plans and other employee compensation programs that we may establish. Mr. Holmes also is entitled to health, life and disability insurance and he may participate in other benefit programs that we may establish.

     Under the agreement, we may terminate Mr. Holmes at any time with or without "cause" and Mr. Holmes may at any time terminate his employment with or without "good reason," in each case as defined in the agreement. If we terminate Mr. Holmes without cause or if Mr. Holmes terminates his employment with good reason, then Mr. Holmes will be entitled to the following as severance payments:

     - Mr. Holmes will continue to receive his salary through the date of termination and afterwards for two years from the date of termination,

     - Mr. Holmes will continue to receive his health benefits for a period ending no later than the second anniversary of the date of termination,

     - all of Mr. Holmes' stock options or other stock grants will immediately vest in full and will remain exercisable until the earlier of their expiration or two years from the date of termination,

     - all incentive cash grants shall immediately vest and be payable to Mr. Holmes as if all targets and conditions had been met, except where a specific service is required of Mr. Holmes for a specific period of time, in which case the incentive cash grant will be payable on a pro rata basis, and

     - Mr. Holmes will be paid the balance of all amounts credited to his deferred compensation account.

     Upon a change of control, as defined in the agreement, if, within two years after the change of control, Mr. Holmes' employment is terminated by us without cause or if Mr. Holmes terminates his employment with good reason, then we are required to pay Mr. Holmes:

     - the severance payments described above, paid in a single lump sum, and

     - two times the maximum annual bonus that Mr. Holmes would have been eligible to receive in the fiscal year when the termination occurred, paid in a single lump sum.

     Under the agreement, Mr. Holmes is subject to confidentiality obligations, as well as non-compete and non-solicitation covenants, for a three year period following the termination of his employment.

     Any successor to our company will be required to assume and perform all of our covenants, agreements and obligations under the agreement.

     David A. Barclay. We entered into a two year employment agreement with David A. Barclay to serve as our Senior Vice President and General Counsel, effective as of October 25, 2000. The agreement is substantially on the same terms as Mr. Holmes' agreement, which is described above, except that Mr. Barclay will receive an annual base salary of $225,000 for our 2000 fiscal year, $260,000 for our 2001 fiscal year and $300,000 for our 2002 fiscal year. Mr. Barclay's salary for any year after our 2002 fiscal year will be $300,000 unless our board of directors expressly provides otherwise. Also, Mr. Barclay is eligible for an annual bonus of up to 35% of his annual base salary during the 2000 and 2001 fiscal years and for an annual bonus of up to 40% of his annual base salary during the 2002 fiscal year and thereafter, through the term of the agreement.

     Harris W. Hudson. We entered into a six and one-half year employment agreement with Harris W. Hudson to serve as our Vice Chairman, effective as of July 31, 2001. Mr. Hudson will receive an annual base salary of $500,000 for our 2001 and 2002 fiscal years, $400,000 for our 2003 fiscal year, $300,000 for our 2004 fiscal year, $200,000 for our 2005 fiscal year and $100,000 for our 2006 and 2007 fiscal years. Unless earlier terminated in accordance with its terms, Mr. Hudson's agreement will expire on December 31, 2007.

     Mr. Hudson will not participate in any bonus program. During the term of the agreement, Mr. Hudson is entitled to health, life and disability insurance. During the term of the agreement, Mr. Hudson will participate in our stock option plans on the same basis that our independent directors participate in these plans. Stock options previously granted to Mr. Hudson will continue to vest and be exercisable in accordance with the terms of the options granted.

     Under the agreement, we may terminate Mr. Hudson at any time with or without "cause" and Mr. Hudson may terminate his employment with or without "good reason," in each case as defined in the agreement. If we terminate Mr. Hudson without cause or if Mr. Hudson terminates his employment with good reason, then Mr. Hudson will be entitled to the following as severance payments:

     - Mr. Hudson will continue to receive his salary through the end of the term of the agreement,

     - Mr. Hudson will continue to receive his health benefits for a period ending no later than the third anniversary of the date of termination, and

     - all of Mr. Hudson's stock options will immediately vest in full and will remain exercisable until the earlier of their expiration or December 31, 2009.

     Upon a change of control, as defined in the agreement, if, within two years after a change of control, Mr. Hudson's employment is terminated by us without cause or if Mr. Hudson terminates his employment with good reason, and if Mr. Hudson so elects, we are required to pay to him the severance payments described above in a single lump sum.

     Under the agreement, Mr. Hudson is subject to confidentiality obligations, as well as non-compete and non-solicitation covenants, for a three year period following the termination of employment.

     Any successor to the company will be required to assume and perform all of our covenants, agreements and obligations under the agreement.

STOCK INCENTIVE PLAN

     In July 1998, we adopted the Republic Services, Inc. 1998 Stock Incentive Plan to provide for the grant of options to purchase shares of common stock, stock appreciation rights and stock grants to employees, non-employee directors and consultants who are eligible to participate in the Stock Incentive Plan. The Stock Incentive Plan provides for the grant of options to employees and independent contractors at the discretion of our board of directors. Additionally, the Stock Incentive Plan provides for an automatic grant of an option to purchase 50,000 shares of common stock to each member of the board of directors who joins the board of directors as a non-employee director, and an additional automatic grant of an option to purchase 10,000 shares of common stock each fiscal year after the member joins the board if he remains as a board member. We have reserved 20,000,000 shares of common stock for issuance under the Stock Incentive Plan.

     In March 2002, we adopted an amendment and restatement of our Stock Incentive Plan to, among other things, increase the number of shares of our common stock subject to the Stock Incentive Plan to 27,000,000 shares. The amendment and restatement also eliminates the eligibility of consultants and independent contractors as participants in the Stock Incentive Plan. We are asking our stockholders to approve and adopt this amendment and restatement at the annual meeting. See "Proposal 2 -- Approval of Amendment and Restatement of Republic Services, Inc. 1998 Stock Incentive Plan" on page 24.

     As of March 26, 2002, we had options to purchase 14,436,624 shares of our common stock outstanding under our 1998 Stock Incentive Plan and 2,272,204 shares remain available for grants and awards under our 1998 Stock Incentive Plan.

LONG-TERM INCENTIVE PLAN

     In January 2001, we adopted the Republic Services, Inc. Long-Term Incentive Plan. Our key officers are eligible to participate in the plan. The plan tracks our performance over three-year periods beginning on January 1, 2001, with a new three-year period beginning on January 1 of each subsequent year. Cash payments under the long-term incentive plan will be made following the end of each three-year period based on the achievement of specified pre-set financial objectives that emphasize profitable growth, improved asset utilization, increased free cash flow and increased returns on invested capital.

401(k) PLAN

     We have adopted a 401(k) Savings and Retirement Plan that qualifies for preferential tax treatment under section 401(a) of the Internal Revenue Code. Under the plan, all of our employees who are not covered by a collective bargaining agreement may participate in the plan following 90 days of service with the company. Our employees are permitted to contribute up to 15% of their salaries (up to a maximum contribution of $11,000 per year). We match one-half of the first four percent of an employee's contributions under the plan in shares of our common stock. The match is made on a quarterly basis and is fully vested when made.

SUPPLEMENTAL SAVINGS PLANS

     We have adopted the Republic Services, Inc. Supplemental Savings
Plan -- Executive Salary Deferral Arrangement and the Republic Services, Inc. Supplemental Savings Plan -- Bonus Deferral Arrangement. These plans are designed to provide an opportunity for our key employees to participate in a retirement program that is similar to the provisions of our 401(k) plan without the restrictions of the Internal Revenue Code and the discrimination testing that prevents meaningful accumulations for key, highly compensated employees. Eligibility for the plan is determined by and at the discretion of the compensation committee. Participants elect to make pre-tax payroll-deducted salary and/or bonus deferrals to the respective plans at the beginning of each plan year at any percentage up to 25%, including the amount contributed under our 401(k) plan. Where the company match was also restricted under the 401(k) plan (notably for employees earning in excess of $170,000), a corresponding match amount in our common stock is available under this plan. The match will be funded at year end and will be calculated based upon the formula of $.50 for each dollar deferred up to a maximum of 4% of gross compensation inclusive of the amounts funded within the 401(k) plan, but not subject to IRS limitations.

EMPLOYEE STOCK PURCHASE PLAN

     We have adopted the Republic Services, Inc. Amended and Restated Employee Stock Purchase Plan. All of our employees who work at least 20 hours per week and have worked for us at least three months may voluntarily participate in the plan. During specified offering periods, these eligible employees may, through payroll deductions, buy whole and fractional shares of our common stock at a purchase price equal to 85% of the lower of (1) the fair market value of our common stock on the first day of the offering period and (2) the fair market value of our common stock on the last day of the offering period. Employees may sell the common stock purchased under the plan after they have owned the shares for at least 180 consecutive days.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Before our initial public offering on July 1, 1998, we had been a wholly owned subsidiary of AutoNation. AutoNation currently owns no shares of our common stock. Mr. Huizenga is the Chairman of the board of directors of AutoNation and a member of the board of directors of ANC Rental Corporation. Mr. Hudson is the Vice Chairman and a director of AutoNation. As a result, the following transactions between our company and AutoNation and ANC Rental Corporation may be deemed to be intercompany or related party transactions.

SEPARATION AND DISTRIBUTION AGREEMENT

     The Separation and Distribution Agreement that we entered into with AutoNation in June 1998 provided for the principal corporate transactions required to effect our separation from AutoNation, and for other arrangements governing the future relationship between our company and AutoNation. The agreement provides for indemnification by each party in favor of the other party with respect to specified matters relating to the Separation and Distribution Agreement, our initial public offering and the secondary offering of our common stock owned by AutoNation. The Separation and Distribution Agreement also provides for indemnifications between our company and AutoNation regarding contingent liabilities primarily relating to our respective businesses or otherwise assigned to our company, and provides that the parties will each have the exclusive right to any benefit received with respect to any contingent gain that primarily relates to the business of that party, or that is expressly assigned to that party. Under the terms of the Separation and Distribution Agreement, AutoNation has agreed that, for a period of five years after we are no longer a subsidiary of AutoNation, AutoNation will not directly or indirectly compete with us in the solid waste services industry anywhere in North America, and we have agreed that, for a period of five years after that time, we will not directly or indirectly compete with AutoNation in the automotive retail or vehicle rental industries anywhere in North America.

TAX INDEMNIFICATION AND ALLOCATION AGREEMENT

     In connection with our separation from AutoNation, we entered into a Tax Indemnification and Allocation Agreement with AutoNation that provides that AutoNation will indemnify us for income taxes that we might incur with respect to certain internal restructuring transactions that we entered into in June 1998 in connection with our initial public offering.

     We were included in AutoNation's consolidated group for federal income tax purposes for periods during which AutoNation beneficially owned at least 80% of the total voting power and value of our outstanding common stock. Each corporation that is a member of a consolidated group during any portion of the group's tax year is jointly and severally liable for the federal income tax liability of the group for that year. We and our subsidiaries stopped being members of AutoNation's consolidated group when we became a public company in July 1998. The Tax Indemnification and Allocation Agreement allocates tax liabilities between AutoNation and our company during the periods when we were included in AutoNation's consolidated group, and provides each company rights of indemnification.

LEASE

     In July 1998, we signed a lease with a subsidiary of AutoNation for 10,800 square feet of office space at AutoNation's corporate headquarters in Fort Lauderdale, Florida. The annual lease rate is $220,320 ($20.40 per square foot), and we pay for certain common area maintenance charges.

     Effective January 1999, we amended the lease to increase the space we are renting to 14,443 square feet at an annual rate of $294,637 ($20.40 per square foot). The lease had an initial term of one year which we renewed in July 1999 for an additional one year term through June 2000. The rent includes utilities, security, parking, building maintenance and cleaning services.

     Effective April 4, 2000, we amended the lease further to increase the space we are renting to 29,217 square feet at an annual rate of $20.40 per square foot through December 31, 2000, $23.54 per square foot from January 1, 2001 through December 31, 2001 and thereafter increasing each year by 3% per square foot over the prior year's rate. The lease runs through February 28, 2003. We may terminate the lease on 18 months written notice.

     We believe that the lease is on terms no less favorable than could be obtained from persons unrelated to our company.

OTHER TRANSACTIONS WITH AUTONATION AND ANC RENTAL CORPORATION

     During 2001, we collected solid waste from, and leased roll-off containers to, certain automotive retail and other properties of AutoNation. We provided all of these services at standard rates. We continue to provide these services to AutoNation on the same terms. During 2001, we rented vehicles from ANC Rental Corporation, which, until June 2000, was a subsidiary of AutoNation, under standard form vehicle rental agreements under which we were charged standard rates.

     In January 2001, we purchased a Lear Jet 55 from AutoNation for approximately $4.7 million which we believe approximated its fair market value.

OTHER TRANSACTIONS WITH RELATED PARTIES

     The following is a summary of other agreements and transactions that we are involved in with related parties. It is our policy that transactions with related parties must be on terms that, on the whole, are no less favorable than those that would be available from unaffiliated parties. Based on our experience, it is our belief that all of these transactions met that standard at the time such transactions were effected.

     Pro Player Stadium is a professional sports stadium in South Florida that is owned and controlled by Mr. Huizenga. One of our subsidiaries collected solid waste from, and leased roll-off waste containers to, Pro Player Stadium pursuant to standard agreements under which Pro Player Stadium paid an aggregate of $303,297 in 2001. During 2001, one of our subsidiaries collected solid waste from the National Car Rental Center, an arena in Broward County, Florida, which was operated by a subsidiary of Boca Resorts, Inc. until July 2001. For these services, our subsidiary was paid an aggregate of $93,488. Mr. Huizenga is the Chairman of and controls Boca Resorts, and Mr. Hudson is a director of Boca Resorts. We expect to continue to provide these services in 2002 on the same terms.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Our board of directors has, in accordance with the recommendation of its audit and nominating committee, chosen the firm of Arthur Andersen LLP as independent public accountants of our company and its subsidiaries for the year ending December 31, 2002. Arthur Andersen has been serving our company in this capacity since our initial public offering in 1998. Representatives of Arthur Andersen are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     Arthur Andersen served as our independent public accountant for the year ended December 31, 2001. Although we have been satisfied with Arthur Andersen's service as our independent public accountant, in light of recent well-publicized events involving Arthur Andersen, our board of directors and audit and nominating committee have directed us to evaluate alternatives for engaging an independent public accountant for 2002. We will be seeking proposals from other audit firms to become our independent public accountants for the fiscal year ending December 31, 2002 in the event we decide to change independent public accountants during 2002. Accordingly, our stockholders are not being asked to ratify an independent public accountant at this meeting.

AUDIT FEES

     The aggregate amount of fees billed or expected to be billed to our company by Arthur Andersen for professional services rendered in connection with the audit of the company's annual financial statements for the fiscal year ended December 31, 2001, and for the review of the company's interim financial statements included in the company's quarterly reports on Form 10-Q for that fiscal year was $614,500.

FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION FEES

     There were no professional services rendered to the company by Arthur Andersen for the design and implementation of financial information systems for the fiscal year ended December 31, 2001.

ALL OTHER FEES

     The aggregate amount of fees billed to the company by Arthur Andersen for all other non-audit services rendered to the company for the fiscal year ended December 31, 2001, was $1,066,090, including audit-related services of $95,340 and non-audit services of $970,750. Fees for audit-related services generally include fees for statutory and pension audits, accounting consultations and SEC registration statements. Non-audit services consist primarily of tax compliance and tax consulting services.

     The audit and nominating committee of the board of directors believes that the provision of services described above under the caption "All Other Fees" is compatible with maintaining the independence of our independent public accountants.

                     AUDIT AND NOMINATING COMMITTEE REPORT

     The following statement made by the audit and nominating committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under either of these acts.

     Management is responsible for the company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The audit and nominating committee's responsibility is to monitor and oversee these processes on behalf of the board of directors.

     In this context, the audit and nominating committee has reviewed and discussed the audited financial statements with management and the independent auditors. The audit and nominating committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     In addition, the audit and nominating committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the company and its management. The audit and nominating committee has considered whether the independent auditors' provision of audit-related and other non-audit services to the company is compatible with maintaining the auditors' independence.

     Finally, the audit and nominating committee has evaluated the independent auditors' role in performing an independent audit of the company's financial statements in accordance with generally accepted auditing standards and applicable professional and firm auditing standards, including quality control standards. The audit and nominating committee has received assurances from the independent auditors that the audit was subject to its quality control system for accounting and auditing practice in the United States. The independent auditors have further assured the audit and nominating committee that its engagement was conducted in compliance with professional standards and that there was appropriate continuity of personnel working on the audit, availability of national office consultation to conduct the relevant portions of the audit, and availability of personnel at foreign affiliates to conduct the relevant portions of the audit.

     In reliance on the reviews, discussions and evaluations referred to above, the audit and nominating committee recommended to the board of directors that the audited financial statements be included in the company's annual report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. By recommending to the board of directors that the audited financial statements be so included, the audit and nominating committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

                                              Audit and Nominating Committee:
                                              John W. Croghan, Chairman
                                              Ramon A. Rodriguez
                                              Allan C. Sorensen

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of (1) Forms 3 and 4 and amendments to each form furnished to us pursuant to Rule 16a-3(e) under the Exchange Act during our fiscal year ended December 31, 2001, (2) any Forms 5 and amendments to the forms furnished to us with respect to our fiscal year ended December 31, 2001, and (3) any written representations referred to us in subparagraph (b)(2)(i) of Item 405 of Regulation S-K under the Exchange Act, except for one transaction in 1998 that was reflected on a Form 5 filed by Harris W. Hudson on February 11, 2002, no person who at any time during the fiscal year ended December 31, 2001 was a director, officer or, to our knowledge, a beneficial owner of more than 10% of our common stock failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2001 or prior fiscal years.

                               SECURITY OWNERSHIP
                          OF FIVE PERCENT SHAREHOLDERS

     The following table shows certain information as of March 26, 2002 with respect to the beneficial ownership of common stock by each of our stockholders who is known by us to be a beneficial owner of more than 5% of our outstanding common stock.

                                                              SHARES BENEFICIALLY OWNED
NAME OF                                                       --------------------------
BENEFICIAL OWNER                                                NUMBER          PERCENT
----------------                                              -----------      ---------
Subsidiaries of FMR Corp....................................  18,598,978(1)        11.1%
  82 Devonshire Street, Boston, MA 02109
Cascade Investment LLC......................................  17,154,600(2)        10.3
  2365 Carillon Point, Kirkland, WA 98033
Wellington Management Company, LLP..........................  13,513,100(3)         8.1
  75 State Street, Boston, MA 02109
Legg Mason, Inc.............................................  12,259,416(4)         7.3
  100 Light Street, Baltimore, MD 21202
Vanguard Windsor Funds -- Vanguard Windsor Fund.............  10,574,800(5)         6.3
  100 Vanguard Boulevard, Malvern, PA 19355

-------------------------

(1) Based on Amendment No. 6 to Schedule 13G filed with the SEC by FMR Corp. on February 14, 2002. Includes 16,773,478 shares owned by Fidelity Management and Research Company, 934,500 shares owned by Fidelity Management Trust Company, 890,000 shares owned by Fidelity International Limited, and 1,000 shares owned by Strategic Advisors, Inc. Fidelity Management and Research Company, Fidelity Management Trust Company, Fidelity International Limited and Strategic Advisors, Inc. are all wholly-owned subsidiaries of FMR Corp.
(2) Based on Amendment No. 2 to Schedule 13G filed with the SEC by Cascade Investment LLC on February 12, 2002.
(3) Based on Amendment No. 1 to Schedule 13G filed with the SEC by Wellington Management Company, LLP on February 14, 2002.
(4) Based on Amendment No. 1 to Schedule 13G filed with the SEC by Legg Mason, Inc. on February 8, 2002.
(5) Based on Amendment No. 1 to Schedule 13G filed with the SEC by Vanguard Windsor Funds -- Vanguard Windsor Fund on February 12, 2002.

                               SECURITY OWNERSHIP
                                 OF MANAGEMENT

     The following table shows certain information as of March 26, 2002 with respect to the beneficial ownership of common stock by (1) each of our directors, (2) each of the executive officers listed in the "Summary Compensation Table" on page 10 and (3) all of our current directors and executive officers as a group. We have adjusted share amounts and percentages shown for each individual, entity or group in the table to give effect to shares of common stock that are not outstanding but which the individual, entity or group may acquire upon exercise of all options exercisable within 60 days of March 26, 2002. However, we do not deem these shares of common stock to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other individual, entity or group.

                                                              SHARES BENEFICIALLY OWNED
NAME OF                                                       --------------------------
BENEFICIAL OWNER                                                NUMBER         PERCENT
----------------                                              ----------      ----------
H. Wayne Huizenga...........................................    750,000(1)            *
Harris W. Hudson............................................    561,000(2)            *
James E. O'Connor...........................................    345,325(3)            *
John W. Croghan.............................................    190,000(4)            *
Ramon A. Rodriguez..........................................     80,000(5)            *
Allan C. Sorensen...........................................     90,000(6)            *
Tod C. Holmes...............................................    138,548(7)            *
David A. Barclay............................................    127,882(8)            *
All directors and executive officers as a group (9
  persons)..................................................  2,282,755(9)         1.4%

-------------------------

*  Less than 1 percent
(1) The aggregate amount of common stock beneficially owned by Mr. Huizenga consists of vested options to purchase 750,000 shares.
(2) The aggregate amount of common stock beneficially owned by Mr. Hudson consists of 1,000 shares owned directly by him and vested options to purchase 560,000 shares.
(3) The aggregate amount of common stock beneficially owned by Mr. O'Connor consists of 7,200 shares owned directly by him and vested options to purchase 338,125 shares.
(4) The aggregate amount of common stock beneficially owned by Mr. Croghan consists of 100,000 shares owned directly by him and vested options to purchase 90,000 shares.
(5) The aggregate amount of common stock beneficially owned by Mr. Rodriguez consists of vested options to purchase 80,000 shares.
(6) The aggregate amount of common stock beneficially owned by Mr. Sorensen consists of vested options to purchase 90,000 shares.
(7) The aggregate amount of common stock beneficially owned by Mr. Holmes consists of 11,048 shares owned directly by him and vested options to acquire 127,500 shares.
(8) The aggregate amount of common stock beneficially owned by Mr. Barclay consists of vested options to acquire 127,882 shares.
(9) The aggregate amount of common stock beneficially owned by all directors and executive officers as a group consists of (a) 119,248 shares and (b) vested options to purchase 2,163,507 shares.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The board of directors currently consists of six members. The board of directors, upon recommendation of the audit and nominating committee, has designated the persons named below as nominees for election as directors, for a term expiring at the annual meeting of stockholders in the year 2003. All nominees are currently serving as directors. Each director is elected by the affirmative vote of a plurality of the votes cast by the shares of common stock present at the annual meeting, in person or by proxy, and entitled to vote for the election of directors. It is the intention of the persons named in the enclosed form of proxy to vote the proxies they receive for the election of the nominees named below, unless a particular proxy withholds authorization to do so or provides other contrary instructions. Each of the nominees has indicated that he is willing and able to serve as a director. If before the annual meeting any nominee becomes unable to serve, an event which is not anticipated by the board of directors, the proxies will be voted for the election of whomever the board of directors may designate.

NOMINEES FOR DIRECTOR

             H. Wayne Huizenga
             Harris W. Hudson
             James E. O'Connor
             John W. Croghan
             Ramon A. Rodriguez
             Allan C. Sorensen

     Beginning on page 2 of this proxy statement we provide biographical information relating to each of these nominees for director under the heading "Biographical Information Regarding Directors/Nominees and Executive Officers".

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE. PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                   PROPOSAL 2
                    APPROVAL OF AMENDMENT AND RESTATEMENT OF
               REPUBLIC SERVICES, INC. 1998 STOCK INCENTIVE PLAN

     The board of directors has adopted and recommends that the stockholders approve and adopt an amendment and restatement of our 1998 Stock Incentive Plan to, among other things, increase the number of shares of our common stock subject to the Stock Incentive Plan to 27,000,000 shares.

     Our experience with stock options has convinced the board of directors of the important role of stock options and other stock-based incentives in recruiting and retaining officers, directors and employees with ability and initiative and in encouraging such persons to have a greater financial investment in our company. The board of directors approved the amendment and restatement of the Stock Incentive Plan on March 6, 2002. Subject to stockholder approval, the Stock Incentive Plan, as amended and restated, replaces the original version of the Stock Incentive Plan, which our company implemented prior to our initial public offering.

     The complete text of the amended and restated Stock Incentive Plan is attached to this Proxy Statement as Exhibit A. The principal features of the Stock Incentive Plan, including material amendments to the original version of the Stock Incentive Plan, are summarized below. This description is qualified in its entirety by reference to Exhibit A.

                              GENERAL INFORMATION

     The Stock Incentive Plan authorizes the compensation committee of the board of directors to award common stock, restricted stock, stock options, stock appreciation rights and phantom stock to directors, officers and employees of our company and its subsidiaries who are designated by the compensation committee. The original version of the Stock Incentive Plan permitted grants and awards also to consultants of our company and its subsidiaries. The Stock Incentive Plan, as amended and restated, no longer permits such grants and awards.

     The Stock Incentive Plan authorizes the issuance of up to 27,000,000 shares of our common stock, an increase of 7,000,000 shares over the original version of the Stock Incentive Plan. In any year, no participant may receive awards of stock under the Stock Incentive Plan with respect to more than 1,000,000 shares of our common stock. In addition, over the life of the Stock Incentive Plan, no participant may receive grants of stock options or stock appreciation rights that cover, in the aggregate, more than 5,000,000 shares of our common stock. In addition, the compensation committee may not grant incentive stock options that cover, in the aggregate, more than 27,000,000 shares of our common stock under the Stock Incentive Plan. The original version of the Stock Incentive Plan included a limitation on the amount of stock awards that the compensation committee could award in the aggregate to all participants under the Stock Incentive Plan, and that limitation has been eliminated.

     Shares are considered to be issued under the Stock Incentive Plan only when the shares are actually issued to a participant. Additionally, any shares tendered or withheld in payment of all or part of the exercise price of a stock option granted under the Stock Incentive Plan or in satisfaction of withholding tax obligations, any shares forfeited or canceled in accordance with the terms of a grant or award under the Stock Incentive Plan and any shares that are not issued under the Stock Incentive Plan because of a payment of cash in lieu of shares will become available for issuance under new grants and awards under the Stock Incentive Plan.

     As of March 26, 2002, options to purchase 19,839,167 shares (including options that have been exercised or cancelled) have been granted, and 2,272,204 shares remain available for grants and awards under the Stock Incentive Plan. Our company has not made any other awards under the Stock Incentive Plan.

     The following table sets forth information relating to all grants of stock options under the Stock Incentive Plan to (i) each of the executive officers listed in the "Summary Compensation Table" on page 10, (ii) all current executive officers as a group, (iii) each current director, (iv) all current directors who are not executive officers as a group, and (v) all employees, including all current officers who are not executive officers, as a group.

                                       NUMBER OF SECURITIES                        VALUE OF UNEXERCISED
                                        UNDERLYING OPTIONS    EXERCISE OR BASE    IN-THE-MONEY OPTIONS AT
                                            GRANTED(1)         PRICE ($/SHARE)     MARCH 26, 2002($)(2)
                                       --------------------   -----------------   -----------------------
James E. O'Connor....................          570,000        $11.875 - 18.0625         $ 1,696,875
    Chief Executive Officer and
      Director
Harris W. Hudson.....................          785,000         11.875 - 18.4375           1,547,000
    Vice Chairman and Secretary
Tod C. Holmes........................          240,000         11.875 - 18.4375             856,625
    Senior Vice President and
      Chief Financial Officer
David A. Barclay.....................          240,382         11.875 - 18.4375             857,332
    Senior Vice President and
      General Counsel
EXECUTIVE GROUP......................        1,900,382        $  11.875 - 18.80         $ 5,021,582
H. Wayne Huizenga....................        1,400,000        $  11.875 - 17.50         $ 4,325,000
John W. Croghan......................           90,000          14.25 - 25.6875             127,625
Ramon A. Rodriguez...................           80,000            14.25 - 17.40             307,875
Allan C. Sorensen....................           90,000            14.25 - 23.00             127,625
NON-EXECUTIVE DIRECTOR GROUP.........        1,660,000        $11.875 - 25.6875         $ 4,888,125
NON-EXECUTIVE OFFICER EMPLOYEE GROUP        10,876,242        $    3.39 - 33.88         $33,395,606

-------------------------

(1) The exercise price for the options listed in the table was the fair market value on the date of grant.
(2) The value of in-the-money options was calculated by determining the difference between the closing price of a share of our common stock as reported on the New York Stock Exchange composite tape on March 26, 2002 and the exercise price of the options.

     We intend to continue to grant options to purchase shares of our common stock under the Stock Incentive Plan to directors, eligible officers and key employees. The Stock Incentive Plan provides that each non-employee director will receive non-qualified stock options to purchase 50,000 shares of our common stock when he or she is elected to the board of directors and annual grants to purchase 10,000 shares of our common stock annually following the public announcement of fourth quarter earnings. No further determination has been made as to which of the persons eligible to participate in the Stock Incentive Plan will receive awards under the Stock Incentive Plan in the future and, therefore, the future benefits to be allocated to any individual or to various groups of participants are not presently determinable.

     The Stock Incentive Plan provides that if there is a stock split, stock dividend or other event that affects our capitalization, appropriate adjustments will be made in the number of shares that may be issued under the plan and in the number of shares and price in all outstanding grants and awards made before such event.

     On March 26, 2002, the closing price for a share of our common stock on the New York Stock Exchange was $19.35.

GRANTS AND AWARDS UNDER THE STOCK INCENTIVE PLAN

     The principal features of awards under the Stock Incentive Plan are summarized below. Grants and awards under the Stock Incentive Plan generally have a minimum vesting period of one year. Exceptions to this vesting requirement include non-qualified stock options granted to non-employee directors under the Stock Incentive Plan, grants and awards made in lieu of cash compensation and grants and awards in instances of termination of employment or upon an extraordinary event where the compensation committee waives the requirement.

     Stock Options. The Stock Incentive Plan permits the granting of incentive stock options, which qualify for special tax treatment, and non-qualified stock options. The exercise price for options will not be less than the fair market value of a share of our common stock on the date of grant. The period in which an option may be exercised is determined by the compensation committee on the date of grant, but will not exceed 10 years in the case of an incentive stock option. Payment of the option exercise price may be in cash or, if the award agreement provides, by surrendering previously owned shares of our common stock or our withholding shares of our common stock upon exercise. We may also assist in a "cashless exercise" through a broker with the consent of the compensation committee.

     Stock Appreciation Rights ("SARs"). SARs may also be granted either independently or in combination with underlying stock options. Each SAR will entitle the holder upon exercise to receive the excess of the fair market value of a share of our common stock at the time of exercise over the fair market value of a share of our common stock on the date of grant of the SAR. A limited SAR is exercisable upon a Change of Control and entitles the holder to receive, with respect to each share of our common stock encompassed by the exercise of such SAR, the higher of (x) the highest sales price of a share of our common stock as reported on the New York Stock Exchange composite tape during the 60-day period prior to and including the date of the Change of Control, or (y) the highest price per share paid in a Change of Control transaction, except that in the case of a SAR related to an incentive stock option, such price shall be based only on the fair market value of a share of our common stock on the date the incentive stock option is exercised. At the discretion of the compensation committee, all or part of the payment in respect of a SAR may be in cash, shares of our common stock or a combination thereof.

     Common Stock and Restricted Stock. The compensation committee may also authorize the award of shares of our common stock and/or restricted common stock. The restricted stock would vest and become transferable upon the satisfaction of conditions set forth in the applicable award agreement. Restricted stock awards may be subject to forfeiture if, for example, the recipient's employment terminates before the award vests. During the period of restriction, holders of restricted stock will have voting rights and the right to receive dividends on their shares.

     Phantom Stock. The compensation committee may also award shares of phantom stock by means of a bookkeeping entry by which an account is credited (but not funded) as though shares of our common stock had been transferred to such account. The award may entitle the recipient to receive, upon satisfaction of such terms and conditions as prescribed by the compensation committee, cash, shares of our common stock or a combination of both. The original version of the Stock Incentive Plan did not provide for the award of phantom stock.

CHANGE OF CONTROL PROVISIONS

     The Stock Incentive Plan provides that in the event of a "Change of Control" (as defined in the Stock Incentive Plan), unless otherwise provided by the compensation committee in a grant or award agreement, all outstanding stock options, SARs and phantom stock will become fully exercisable and the restrictions applicable to outstanding restricted stock will lapse. The compensation committee may also provide that under such circumstances holders of restricted stock may elect to receive, in exchange for shares that were restricted stock, a cash payment equal to the fair market value of the shares surrendered. The original version of the Stock Incentive Plan did not contain a "Change of Control" definition and lacked clarity on the effects of such a change on grants and awards.

FEDERAL INCOME TAX CONSEQUENCES

     The principal federal tax consequences to participants and to the Company of grants and awards under the Stock Incentive Plan are summarized below.

     Non-Qualified Stock Options. Non-qualified stock options granted under the Stock Incentive Plan are not taxable to an optionee at grant but result in taxation at exercise, at which time the individual will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the exercise date. We will be entitled to deduct a corresponding amount as a business expense in the year the optionee recognizes this income.

     Incentive Stock Options. An employee will generally not recognize income on receipt or exercise of an incentive stock option so long as he or she has been an employee of us or our subsidiaries from the date the option was granted until three months before the date of exercise; however, the amount by which the fair market value of the common stock at the time of exercise exceeds the option price is a required adjustment for purposes of the alternative minimum tax applicable to the employee. If the employee holds the common stock received upon exercise of the option for one year after exercise (and for two years from the date of grant of the option), any difference between the amount realized upon the disposition of the stock and the amount paid for the stock will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an incentive stock option and satisfies these holding period requirements, we may not deduct any amount in connection with the incentive stock option.

     In contrast, if an employee exercises an incentive stock option but does not satisfy the holding period requirements with respect to the common stock acquired on exercise, the employee generally will recognize ordinary income in the year of the disposition equal to the excess, if any, of the fair market value of the common stock on the date of exercise over the option price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long-or short-term capital gain (as applicable). If, however, the fair market value of the common stock on the date of disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on disposition and the option price. In either event, we will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the premature disposition.

     Stock Appreciation Rights. There are no immediate federal income tax consequences to an employee when a SAR is granted. Instead, the employee realizes ordinary income upon exercise of a SAR in an amount equal to the cash and/or the fair market value (on the date of exercise) of the shares of our common stock received. We will be entitled to deduct the same amount as a business expense at the time.

     Restricted Stock. The federal income tax consequences of restricted stock awards depend on the restrictions imposed on the stock. Generally, the fair market value of the stock received will not be includable in the participant's gross income until such time as the stock is no longer subject to a substantial risk of forfeiture or becomes transferable. The employee may, however, make a tax election to include the value of the stock in gross income in the year of receipt despite such restrictions. Generally, we will be entitled to deduct the fair market value of the stock transferred to the employee as a business expense in the year the employee includes the compensation in income.

     Phantom Stock. A participant generally will not recognize taxable income upon the award of shares of phantom stock. The participant, however, will recognize ordinary income when the participant receives payment of cash and/or shares of our common stock for the phantom stock. The amount included in the participant's income will equal the amount of cash and the fair market value of the shares of our common stock received. We generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to phantom stock.

     Common Stock/Cash Payments. The fair market value of any shares of our common stock awarded to a participant and any cash payments a participant receives in connection with other awards under the Stock Incentive Plan or as dividends on restricted stock are taxable as ordinary income in the year received or made available to the participant without substantial limitations or restrictions. Generally, we will be entitled to deduct the amount (other than dividends) that the participant includes as income as a business expense in the year the participant recognizes such income.

     Section 162(m) of the Internal Revenue Code places a $1 million annual limit on the deductible compensation of certain executives of publicly traded corporations. The limit, however, does not apply to "qualified performance-based compensation." The performance goals that the compensation committee may use for this determination under the Stock Incentive Plan consist generally of revenue, net income, earnings per share, return on equity and stockholder return. Performance goals may apply to all grants and awards under the Stock Incentive Plan, as amended and restated. Under the original version of the Stock Incentive Plan, performance goals applied only to awards of stock.

     State tax consequences may in some cases differ from those described above. Grants and awards under the Stock Incentive Plan may in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

OTHER INFORMATION

     The Stock Incentive Plan was effective as of June 30, 1998, and will expire on June 30, 2008, unless terminated earlier by the board of directors. Grants and awards issued before the Stock Incentive Plan expires or is terminated may extend beyond the expiration or termination date.

     The board of directors may amend the Stock Incentive Plan at any time, provided that no such amendment will be made without shareholder approval if such amendment materially increases the aggregate number of shares of our common stock that may be issued under the Stock Incentive Plan, materially increases the benefits to participants under the Stock

Incentive Plan, materially changes the requirements for eligibility to participate under the Stock Incentive Plan or if such approval is required under any applicable law, rule or regulation. In addition, the option price of any outstanding option may not be adjusted or amended unless the stockholders approve such an adjustment or amendment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL AND ADOPTION OF THE AMENDMENT AND RESTATEMENT OF THE REPUBLIC SERVICES, INC. 1998 STOCK INCENTIVE PLAN, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                             STOCKHOLDER PROPOSALS

     We must receive any proposals of stockholders intended to be presented at the year 2003 annual meeting for inclusion in the proxy statement and form of proxy relating to that meeting not later than December 2, 2002. We suggest that proponents submit their proposals by certified mail, return receipt requested. Detailed information for submitting resolutions will be provided upon written request to the Secretary of our company at Republic Services, Inc., 110 S.E. 6th Street, Fort Lauderdale, Florida 33301. We expect to hold the 2003 annual meeting on May 15, 2003, and any proposal that is received by us after March 31, 2003 will be considered untimely for consideration at the 2003 annual meeting. We have not received any stockholder proposals for inclusion in this proxy statement.

                                 OTHER MATTERS

     You are again invited to attend the annual meeting at which our management will present a review of our progress and operations.

     Management does not intend to present any other items of business and knows of no other matters that will be brought before the annual meeting. However, if any additional matters are properly brought before the annual meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interest of our company. We have prepared the accompanying form of proxy at the direction of the board of directors and provide it to you at the request of the board of directors. Your board of directors has designated the proxies named therein.

     THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO STOCKHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2001 FILED WITH THE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE SECRETARY OF THE COMPANY, WHOSE ADDRESS IS 110 S.E. 6TH STREET, FORT LAUDERDALE, FLORIDA 33301 OR BY VISITING THE COMPANY'S WEBSITE AT WWW.REPUBLICSERVICES.COM.

                                   EXHIBIT A

                            REPUBLIC SERVICES, INC.
                           1998 STOCK INCENTIVE PLAN

                    (AS AMENDED AND RESTATED MARCH 6, 2002)

                                   ARTICLE I
                                  DEFINITIONS

     For purposes of this Plan, the following terms shall have the following meanings:

     1.01 AGREEMENT means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Grant or an Award issued to such Participant.

     1.02 AWARD means an award of Common Stock, Restricted Stock and/or Phantom Stock.

     1.03  BOARD means the Board of Directors of the Company.

     1.04 CHANGE OF CONTROL means any change in control of the Company of a nature which would be required to be reported (a) in response to Item 6(e) of
Schedule 14A of Regulation 14A, as in effect on the date of this Agreement, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) in response to Item 1 of the Current Report on Form 8-K, as in effect on the date of this Agreement, promulgated under the Exchange Act, or (c) in any filing by the Company with the Securities and Exchange commission; provided, however, that without limitation, a Change of Control of the Company shall be deemed to have occurred if:

        (i) Any "person" (as such term is defined in Sections 13(d)(3) and Section 14(d)(3) of the Exchange Act), other than the Company, any majority-owned subsidiary of the Company, or any compensation plan of the Company or any majority-owned subsidiary of the Company, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange
     Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company;

        (ii) During any period of three consecutive years during the term of this Agreement, the individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority of such Board of Directors, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of such period; or

        (iii) The shareholders of the Company approve (1) a reorganization, merger, or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, or consolidation do not immediately thereafter own more than 50% of the combined voting power entitled to vote generally in the election of the directors of the reorganized, merged or consolidated entity; (2) a liquidation or dissolution of the Company; or (3) the sale of all or substantially all of the assets of the Company or of a subsidiary of the Company that accounts for 30% of the consolidated revenues of the Company, but not including a reorganization, merger or consolidation of the Company.

     1.05  CHANGE OF CONTROL DATE is the date on which an event described in
Section 1.04 occurs.

     1.06 CODE means the Internal Revenue Code of 1986, as amended from time to time. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

     1.07 COMMISSION means the Securities and Exchange Commission or any successor agency.

     1.08  COMMITTEE means the Compensation Committee of the Board.

     1.09 COMMON STOCK means the Common Stock, par value $.01 per share, of the Company.

     1.10  COMPANY means Republic Services, Inc.

     1.11  EFFECTIVE DATE means June 30, 1998.

     1.12 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     1.13 FAIR MARKET VALUE means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such day or, if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Committee may select.

     1.14  GRANT means the grant of an Option and/or an SAR.

     1.15 INCENTIVE STOCK OPTION means an Option which qualifies and is intended to qualify as an "incentive stock option" under Section 422 of the Code.

     1.16 INITIAL VALUE means, with respect to an SAR, the Fair Market Value of one share of Common Stock on the date of grant, as set forth in an Agreement.

     1.17 NON-QUALIFIED STOCK OPTION means an Option other than an Incentive Stock Option.

     1.18 OPTION means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price and on the conditions set forth in an Agreement.

     1.19 OPTION PRICE means the price per share for Common Stock purchased on the exercise of an Option as provided in Article VI.

     1.20 PARTICIPANT means an officer, director or employee of the Company or of a Subsidiary who satisfies the requirements of Article IV and is selected by the Committee to receive a Grant or an Award.

     1.21 PHANTOM STOCK means a bookkeeping entry on behalf of a Participant by which his account is credited (but not funded) as though Common Stock had been transferred to such account.

     1.22 PLAN means the Republic Services, Inc. 1998 Stock Incentive Plan, as amended from time to time.

     1.23 RESTRICTED STOCK means shares of Common Stock awarded to a Participant under Article IX and designated as Restricted Stock. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the applicable Agreement, they become transferable and free of substantial risk of forfeiture.

     1.24  RULE 16B-3 means Rule 16b-3, as promulgated by the Commission under
Section 16(b) of the Exchange Act, as amended from time to time, or any successor rule.

     1.25 SAR means a stock appreciation right granted pursuant to this Plan that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value at the time of exercise over the Initial Value of the SAR; provided, that any limited stock appreciation right granted by the Committee and exercisable upon a Change of Control shall entitle the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the higher of (x) the highest sales price of a share of Common Stock as reported on the New York Stock Exchange composite tape during the 60-day period prior to and including the Change of Control Date, or (y) the highest price per share paid in a Change of Control transaction, except that in the case of SARs related to Incentive Stock Options, such price shall be based only on the Fair Market Value of the Common Stock on the date that the Incentive Stock Option is exercised.

     1.26 SECURITIES BROKER means the registered securities broker acceptable to the Company who agrees to effect the cashless exercise of an Option pursuant to Section 8.05 hereof.

     1.27 SUBSIDIARY means, with respect to any corporation, a "subsidiary corporation" of that corporation within the meaning of Code Section 424(f).

                                   ARTICLE II
                                    PURPOSES

     The Plan is intended to assist the Company in recruiting and retaining officers, directors, and key employees with ability and initiative by enabling such persons who contribute significantly to the Company or a Subsidiary to participate in its future success and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the award of Common Stock, Restricted Stock, and Phantom Stock, and the issuance of Options qualifying as Incentive Stock Options or Non-Qualified Stock Options as designated by the Committee at time of grant, and SARs. No Option that is intended to be an Incentive Stock Option however, shall be invalid for failure to qualify as an Incentive Stock Option under Section 422 of the Code but shall be treated as a Non-Qualified Stock Option.

                                  ARTICLE III
                                 ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall have authority to issue Grants and Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. The terms of such Grants and Awards may include conditions (in addition to those contained in this Plan) on (i) the exercisability of all or any part of an Option or SAR and (ii) the transferability or forfeitability of Restricted Stock or Phantom Stock. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. To fulfill the purposes of the Plan without amending the Plan, the Committee may also modify any Grants or Awards issued to Participants who are nonresident aliens or employed outside of the United States to recognize differences in local law, tax policy or custom.

     The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. All expenses of administering this Plan shall be borne by the Company.

                                   ARTICLE IV
                                  ELIGIBILITY

     4.01 GENERAL. Any officer, director or key employee of the Company or of any Subsidiary (including any corporation that becomes a Subsidiary of the Company after the adoption of this Plan) may receive one or more Awards or Grants, or any combination or type thereof. Employee and non-employee directors of the Company are eligible to participate in this Plan.

     4.02 GRANTS AND AWARDS. The Committee will designate the individuals to whom Grants and/or Awards are to be made and will specify the number of shares of Common Stock subject to each such Grant or Award. An Option may be granted alone or in addition to other Grants and/or Awards under the Plan. The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options or both types of Options (in each case with or without a related SAR) to any Participant; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries. An SAR may be granted with or without a related Option. All Grants or Awards under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may determine. No Participant may be granted Options that are Incentive Stock Options, or related SARs (under all plans of the Company and its Subsidiaries which provide for the grant of Incentive Stock Options) which are first exercisable in any calendar year for Common Stock having an aggregate Fair Market Value (determined as of the date an Option is granted) exceeding $100,000 or such other amount as shall be specified in Code Section 422 and the rules and regulations thereunder from time to time.

     The Committee may issue Awards and Grants under such conditions, restrictions and contingencies as it may deem appropriate. The performance goals that may be used by the Committee for such Awards or Grants to executive officers covered by IRC Section 162(m) shall consist of:

Revenue                          Return on Equity
Net Income                       Stockholder Return
Earnings Per Share

Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Profit, earnings and revenues used for any performance goal measurement shall exclude: gains or losses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operation appearing in the Company's annual report to stockholders for the applicable year.

     4.03 DESIGNATION OF OPTION AS AN INCENTIVE STOCK OPTION OR NON-QUALIFIED STOCK OPTION. The Committee will designate at the time an Option is granted whether the Option is to be treated as an Incentive Stock Option or a Non-Qualified Stock Option. In the absence, however, of any such designation, such Option shall be treated as a Non-Qualified Stock Option.

     4.04 QUALIFICATION OF INCENTIVE STOCK OPTION UNDER SECTION 422 OF THE CODE. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant so affected, to disqualify any Incentive Stock Option under such Section 422. No Option that is intended to be an Incentive Stock Option however, shall be invalid for failure to qualify as an Incentive Stock Option under Section 422 of the Code but shall be treated as a Non-Qualified Stock Option.

     4.05 NON-EMPLOYEE DIRECTOR STOCK OPTIONS. Non-employee directors shall receive Grants of Non-Qualified Stock Options. These Grants shall consist of 50,000 shares of Common Stock upon election to the Board at a specific price equal to the closing price of the Common Stock on the date of election and subsequent annual Grants of 10,000 shares of Common Stock at an exercise price equal to the closing price of the Common Stock on the first full trading day following the public announcement of fourth quarter earnings of the prior year. Each option granted under this Section shall be immediately exercisable.

     4.06 VESTING. The minimum vesting period for any Award or Grant shall be one year, except for Awards or Grants made in lieu of cash compensation, which may vest immediately. In addition, in its absolute discretion, the Committee may waive the one-year vesting requirement in instances of termination of employment or upon an extraordinary event.

                                   ARTICLE V
                             STOCK SUBJECT TO PLAN

     5.01  MAXIMUM NUMBER OF SHARES TO BE AWARDED.

     (a) Subject to the adjustment provisions of Article XI and the provisions of (i) and (ii) of this Article V, up to 27,000,000 shares of Common Stock may be issued under the Plan. In addition to such authorization, the following shares of Common Stock may be issued under the Plan:

        (i) Shares of Common Stock that are forfeited under this Plan and shares of Common Stock that are not issued under this Plan because of (x) a payment of cash in lieu of shares of Common Stock, (y) the cancellation, termination or expiration of Grants and Awards, and/or (z) other similar events under this Plan shall be available for issuance under this Plan; and

        (ii) If a Participant tenders (by physical delivery or attestation), or has withheld, shares of Common Stock in payment of all or part of the Option Price under an Option granted under this Plan or in satisfaction of withholding tax obligations thereunder, the shares of Common Stock so tendered by the Participant or so withheld shall become available for issuance under this Plan.

     (b) Subject to the adjustment provisions of Article XI:

        (i) Not more than 1,000,000 shares of Common Stock shall be issued under Awards to any one Participant in any year, and this limit shall be cumulative over the life of the Plan;

        (ii) Not more than 5,000,000 shares, in the aggregate, of Common Stock shall be issued in Grants to any one Participant over the life of the Plan; and

        (iii) Not more than 27,000,000 shares, in the aggregate, of Common Stock shall be issued in Grants of Incentive Stock Options to all Participants over the life of the Plan.

     Subject to the foregoing provisions of this Article V, if a Grant or an Award may be paid only in shares of Common Stock, or in either cash or shares of Common Stock, the shares of Common Stock shall be deemed to be issued hereunder only when and to the extent that payment is actually made in shares of Common Stock. However, the Committee may authorize a cash payment under a Grant or an Award in lieu of shares of Common Stock if there are insufficient shares of Common Stock available for issuance under the Plan.

     5.02 INDEPENDENT SARS. Upon the exercise of an SAR granted independently of an Option, the Company may deliver to the Participant authorized but previously unissued Common Stock, cash, or a combination thereof as provided in
Section 8.03. The maximum aggregate number of shares of Common Stock that may be issued pursuant to SARs that are granted independently of Options is subject to the provisions of Section 5.01 hereof.

                                   ARTICLE VI
                                  OPTION PRICE

     The price per share for Common Stock purchased on the exercise of an Option shall be fixed by the Committee on the date of grant; provided, however, that the price per share shall not be less than the Fair Market Value on such date.

                                  ARTICLE VII
                              EXERCISE OF OPTIONS

     7.01 MAXIMUM OPTION OR SAR PERIOD. The period in which an Option or SAR may be exercised shall be determined by the Committee on the date of grant; provided, however, that an Incentive Stock Option shall not be exercisable after the expiration of 10 years (or 5 years in the case of an Incentive Stock Option granted to a 10% shareholder as determined under Section 422 of the Code) from the date the Incentive Stock Option was granted. The date upon which any Option or SAR granted by the Committee becomes exercisable may be accelerated by the Committee in its discretion. Subject to the terms hereof, the term of exercisability for any Option or SAR granted by the Committee may be extended by the Committee and may be made contingent upon the continued employment of the Participant by the Company or Subsidiary.

     7.02 TRANSFERABILITY OF OPTIONS AND SARS. Non-Qualified Stock Options and SARs may be transferable by a Participant and exercisable by a person other than a Participant, but only to the extent specifically provided in an Option or SAR Agreement. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation or liability of such Participant.

     7.03  EMPLOYEE STATUS.  For purposes of determining the applicability of
Section 422 of the Code (relating to Incentive Stock Options), or in the event that the terms of any Grant provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

                                  ARTICLE VIII
                               METHOD OF EXERCISE

     8.01 EXERCISE. Subject to the provisions of Articles VII and XII, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with the applicable Agreement and such other requirements as the Committee shall determine; provided, however, that an SAR that is related to an Option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value exceeds the Option Price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option or SAR could be exercised. Such partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan with respect to remaining shares subject to the Option or related SAR. The exercise of an Option shall result in the termination of the SAR to the extent of the number of shares with respect to which the Option is exercised.

     8.02 PAYMENT. Unless otherwise provided by the Agreement, payment of the Option Price shall be made in cash. If the Agreement provides, payment of all or part of the Option Price (and any applicable withholding taxes) may be made by surrendering already owned shares of Common Stock to the Company (by physical delivery or attestation) or by the Company withholding shares of Common Stock from the Participant upon exercise, provided the shares surrendered or withheld have a Fair Market Value (determined as of the day preceding the date of exercise) that is not less than such price or part thereof and any such withholding taxes. In addition, the Committee may establish such payment or other terms as it may deem to be appropriate and consistent with these purposes.

     8.03 DETERMINATION OF PAYMENT OF CASH AND/OR COMMON STOCK UPON EXERCISE OF SAR. At the Committee's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock.

No fractional shares shall be delivered upon the exercise of an SAR but a cash payment will be made in lieu thereof.

     8.04 SHAREHOLDER RIGHTS. No Participant shall have any rights as a shareholder with respect to shares subject to his Option or SAR until the date he exercises such Option.

     8.05 CASHLESS EXERCISE. To the extent permitted under the applicable laws and regulations, at the request of the Participant and with the consent of the Committee, the Company agrees to cooperate in a "cashless exercise" of the Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to exercise all or part of the Option, including instructions to sell a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith. The Committee may permit a Participant to elect to pay any applicable withholding taxes by requesting that the Company withhold the number of shares of Common Stock equivalent at current Fair Market Value to the withholding taxes due.

     8.06 CASHING OUT OF OPTION. The Committee may elect to cash out all or part of the portion of any Option to be exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock that is the subject of the portion of the Option to be exercised over the Option Price times the number of shares of Common Stock subject to the portion of the Option to be exercised on the effective date of such cash out.

                                   ARTICLE IX
                       COMMON STOCK AND RESTRICTED STOCK

     9.01 AWARD. In accordance with the provisions of Article IV, the Committee will designate the individuals to whom an Award of Common Stock and/or Restricted Stock is to be made and will specify the number of shares of Common Stock covered by such Award or Awards.

     9.02 VESTING. In the case of Restricted Stock, on the date of the Award, the Committee may prescribe that the Participant's rights in the Restricted Stock shall be forfeitable or otherwise restricted in any manner in the discretion of the Committee for such period of time as is set forth in the Agreement. Subject to the provisions of Article XII hereof, the Committee may award Common Stock to a Participant which is not forfeitable and is free of any restrictions on transferability.

     9.03 SHAREHOLDER RIGHTS. Prior to their forfeiture in accordance with the terms of the Agreement and while the shares are Restricted Stock, a Participant will have all rights of a shareholder with respect to Restricted Stock, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Restricted Stock, (ii) the Company shall retain custody of the certificates evidencing shares of Restricted Stock, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each award of Restricted Stock.

                                   ARTICLE X
                                 PHANTOM STOCK

     10.01 AWARD. Pursuant to this Plan or an Agreement establishing additional terms and conditions, the Committee may designate employees to whom Awards of Phantom Stock may be made and will specify the number of shares of Common Stock covered by the Award.

     10.02 VESTING. On the date of the Award, the Committee may prescribe that the Participant's right to receive payment for Phantom Stock shall be forfeitable or otherwise restricted in any manner in the discretion of the Committee for such period of time set forth in the Agreement.

     10.03 SHAREHOLDER RIGHTS. A Participant for whom Phantom Stock has been credited generally shall have none of the rights of a shareholder with respect to such Phantom Stock. However, a plan or Agreement for the use of Phantom Stock may provide for the crediting of a Participant's Phantom Stock account with cash or stock dividends declared with respect to Common Stock represented by such Phantom Stock.

     10.04 PAYMENT. At the Committee's discretion, the amount payable to a Participant for Phantom Stock credited to his account shall be made in cash, Common Stock or a combination of cash and Common Stock.

     10.05 TRANSFERABILITY OF PHANTOM STOCK. Phantom Stock may be transferable by a Participant, but only to the extent specifically provided in the Agreement. No right or interest of a Participant in any Phantom Stock shall be liable for, or subject to, any lien, obligation or liability of such Participant.

                                   ARTICLE XI
                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

     Should the Company effect one or more (x) stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization; (y) spin-offs, spin-outs, split-ups, split-offs, or other such distribution of assets to shareholders; or (z) direct or indirect assumptions and/or conversions of outstanding Options due to an acquisition of the Company, then the maximum number of shares as to which Grants and Awards may be issued under this Plan shall be proportionately adjusted and their terms shall be adjusted as the Committee shall determine to be equitably required, provided that the number of shares subject to any Grant or Award shall always be a whole number. Any determination made under this Article XI by the Committee shall be final and conclusive.

     The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to any Grant or Award.

                                  ARTICLE XII
             COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

     No Grant shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company may rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which a Grant is exercised or an Award is issued may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Grant shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

     13.01 EFFECT ON EMPLOYMENT. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary or in any way affect any right and power of the Company or a Subsidiary to terminate the employment of any employee at any time with or without assigning a reason therefor.

     13.02 UNFUNDED PLAN. The Plan, insofar as it provides for a Grant or an Award of Phantom Stock, is not required to be funded, and the Company shall not be required to segregate any assets that may at any time be represented by a Grant or an Award of Phantom Stock under this Plan.

     13.03 CHANGE OF CONTROL. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:

        (i) Unless otherwise provided by the Committee in an Agreement, any outstanding Option, SAR (including any limited SAR) or Phantom Stock which is not presently exercisable and vested as of a Change of Control Date shall become fully exercisable and vested to the full extent of the original Grant upon such Change of Control Date.

        (ii) Unless otherwise provided by the Committee in an Agreement, the restrictions applicable to any outstanding Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested, nonforfeitable and transferable to the full extent of the original Award. The Committee may also provide in an Agreement that a Participant may elect, by written notice to the Company within 60 days after a Change of Control Date, to receive, in exchange for shares that were Restricted Stock immediately before the Change of Control Date, a cash payment equal to the Fair Market Value of the shares surrendered on the last business day the Common Stock is traded on the New York Stock Exchange prior to receipt by the Company of such written notice.

        (iii) The Committee may, in its complete discretion, cause the acceleration or release of any and all restrictions or conditions related to a Grant or Award, in such manner, in the case of officers and directors of the Company who are subject to Section 16(b) of the Exchange Act, as to conform to the provisions of Rule 16b-3.

     13.04 RULES OF CONSTRUCTION. Headings are given to the articles and sections of this Plan solely for ease of reference and are not to be considered in construing the terms and conditions of the Plan. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

     13.05 RULE 16B-3 REQUIREMENTS. Notwithstanding any other provisions of the Plan, the Committee may impose such conditions on any Grant or Award, and the Board may amend the Plan in any such respects, as they may determine, on the advice of counsel, are necessary or desirable to satisfy the provisions of Rule 16b-3. Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (a) transactions by and with respect to officers and directors of the Company who are subject to Section 16(b) of the Exchange Act shall comply with any applicable conditions of Rule 16b-3; and (b) every provision of the Plan shall be administered, interpreted and construed to carry out the foregoing provisions of this sentence.

     13.06 AMENDMENT, MODIFICATION AND TERMINATION. At any time and from time to time, the Board may terminate, amend or modify the Plan. Such amendment or modification may be without shareholder approval, except to the extent that (a) such amendment (i) materially increases the aggregate number of shares of Common Stock that may be issued under the Plan, (ii) materially increases the benefits to Participants under the Plan, or (iii) materially changes the requirements for eligibility to participate in the Plan, or (b) such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Common Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules, or regulations. In addition, except as provided in Article XI, the Option Price of any outstanding Option may not be adjusted or amended, whether through amendment, cancellation or replacement, unless such adjustment or amendment is approved by the shareholders of the Company.

     No termination, amendment, or modification of the Plan, other than pursuant to Section 13.05 herein, shall in any manner adversely affect any Grant or Award theretofore issued under the Plan, without the written consent of the Participant. The Committee may amend the terms of any Grant or Award theretofore issued under this Plan, prospectively or retrospectively, but no such amendment shall impair the rights of any Participant without the Participant's written consent except an amendment provided for or contemplated in the terms of the Grant or Award, an amendment made to cause the Plan, or Grant or Award, to qualify for the exemption provided by Rule 16b-3, or an amendment to make an adjustment under Article XI.

     13.07 GOVERNING LAW. The validity, construction and effect of the Plan and any actions taken or related to the Plan shall be determined in accordance with the laws of the state of Delaware and applicable federal law.

     13.08 SUCCESSORS AND ASSIGNS. All obligations of the Company under the Plan, with respect to Grants and Awards issued hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. The Plan shall be binding on all successors and permitted assigns of a Participant, including, but not limited to, the estate of such Participant and the executor, administrator or trustee of such estate, and the guardians or legal representative of the Participant.

     13.09 EFFECT ON PRIOR PLAN AND OTHER COMPENSATION ARRANGEMENTS. The adoption of this Amended and Restated Plan shall have no effect on Grants and Awards made pursuant to the Plan prior to amendment and restatement and the Company's other compensation arrangements. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation plans or arrangements for its officers, directors or employees.

     13.10 DURATION OF PLAN. No Grant or Award may be made under this Plan after June 30, 2008. Grants or Awards made prior to such date shall continue to vest and become exercisable according to their terms.

     13.11 EFFECTIVE DATE. Options may be granted under this Plan, upon its adoption by the Board, provided that no Option will be effective unless and until this Plan is approved by the holders of a majority of the shares of the Company's outstanding voting stock present in person, or represented by proxy, and entitled to vote at a duly held meeting of the shareholders. No Option granted prior to the Effective Date may be exercised before the requisite shareholder approval is obtained.

                                     PROXY

                            REPUBLIC SERVICES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   Tod C. Holmes and David A. Barclay, jointly and severally, each with power of substitution, are hereby authorized to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Republic Services, Inc. to be held on May 16, 2002, or any postponements or adjournments of the meeting, as indicated hereon.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2 SET FORTH ON THE OTHER SIDE. As to any other matter, said proxies shall vote in accordance with their best judgment.

   The undersigned hereby acknowledges receipt of the Notice of the 2002 Annual Meeting of Stockholders, the proxy statement and the annual report for the fiscal year ended December 31, 2001 furnished with this proxy.

1. Election of            [ ] FOR all nominees listed      [ ] WITHHOLD AUTHORITY to vote for    [ ] *EXCEPTIONS (FOR all
 directors:                   below                            all nominees listed below         nominees except as indicated in
                                                                                                     space below)

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES. The Nominees:
H. Wayne Huizenga, Harris W. Hudson, James E. O'Connor, John W. Croghan, Ramon
A. Rodriguez and Allan C. Sorensen.

* INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.

Exceptions
--------------------------------------------------------------------------------

                                    (Continued and to be signed on reverse side)

2. Approval and adoption of an amendment and restatement  3. In their discretion, on such other matters as may
   of the Republic Services, Inc. 1998 Stock Incentive    properly come before the meeting.
   Plan:
                                                          [ ] Change of Address and/or Comments Mark Here:

                                                          ----------------------------------------------------
  FOR [ ]       AGAINST [ ]       ABSTAIN [ ]             ----------------------------------------------------
                                                          ----------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
 THE APPROVAL AND ADOPTION OF THE AMENDMENT AND
 RESTATEMENT OF THE REPUBLIC SERVICES, INC. 1998 STOCK
 INCENTIVE PLAN.

                                                              Please sign exactly as name appears hereon.
                                                              When shares are held by joint tenants, both
                                                              should sign. If acting as attorney, executor,
                                                              trustee, or in any representative capacity,
                                                              sign name and title.
                                                              Dated -----------------------------------,
                                                              2002
                                                              ---------------------------------------------
                                                              Signature
                                                              ---------------------------------------------
                                                              Signature if held jointly
                                                              Votes must be indicated with [X] in black or
                                                              blue ink.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.